EARNINGS CALL 1st Quarter 2022 APRIL 22, 2022

Forward-Looking Statements This presentation contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; the potential adverse effects of unusual and infrequently occurring events such as the COVID-19 pandemic and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the war between Russia and Ukraine; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise. Non-GAAP Financial Measures This presentation contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Company’s press release as of and for the quarter ended March 31, 2022. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. 2

1st Quarter 2022 | Financial Highlights

Earnings & Profitability	Q1-22	Q4-21	Q1-21
Net Income	$240.1	$246.0	$192.5
Net Revenue	$555.8	$561.0	$337.0
Pre Provision Net Revenue[1]	$307.2	$323.2	$202.0
Net Interest Margin	3.32%	3.33%	3.37%
Efficiency Ratio[1]	44.1%	41.8%	39.1%
ROAA	1.64%	1.69%	1.93%
ROTCE[1]	23.9%	25.8%	24.2%
Balance Sheet & Capital			
Total Loans	$41,119	$39,075	$28,711
Total Deposits	$52,160	$47,612	$38,393
CET1 Ratio	9.0%	9.1%	10.3%
TCE Ratio[1]	6.7%	7.3%	7.9%
Tangible Book Value per Share[1]	$37.13	$37.84	$33.02
Asset Quality			
Provision for (Recovery of) Credit losses	$9.0	$13.2	$(32.4)
Net Charge-Offs	$0.2	$1.4	$1.4
Net Charge-Offs/Avg. Loans	0.00%	0.02%	0.02%
Total Loan ACL/Funded Loans[3]	0.73%	0.74%	0.97%
NPAs[2]/Total Assets	0.17%	0.15%	0.27%

Dollars in millions, except EPS

Highlights

Net Income
$240.1 million

EPS
$2.22

PPNR[1]
Q1: $307.2 million
52% YoY

ROTCE[1]
23.9%

Loan Growth
Q1: $2.0 billion
43% YoY

Deposit Growth
Q1: $4.5 billion
36% YoY

Tangible Book Value PER SHARE[1]
$37.13
12% YoY

NPAs[2]/ Total Assets
0.17%

Western Alliance Bancorporation®

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.
2) Nonperforming assets includes nonaccrual loans and repossessed assets.
3) Ratio includes an allowance for credit losses of $9.5 million as of March 31, 2022 related to a $5.4 billion pool of loans covered under two separate credit linked notes.

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Quarterly Income Statement

	Q1-22	Q4-21	Q1-21
Net Interest Income	$449.5 [1]	$450.6	$317.3
Mortgage Banking Related Income	78.0	75.5	-
Other	28.3	34.9	19.7
Non-Interest Income	$106.3 [2]	$110.4	$19.7
Net Revenue	$555.8	$561.0	$337.0
Salaries and Employee Benefits	(138.3) [3]	(120.6)	(83.7)
Other	(110.3)	(117.2)	(51.3)
Non-Interest Expense	$ (248.6)	$ (237.8)	$ (135.0)
Pre-Provision Net Revenue[1]	$307.2	$323.2	$202.0
(Provision for) Recovery of Credit Losses	(9.0) [4]	(13.2)	32.4
Pre-Tax Income	$298.2	$310.0	$234.4
Income Tax	(58.1)	(64.0)	(41.9)
Net Income	$240.1	$246.0	$192.5
Dividends on Preferred Stock	(3.2)	(3.5)	-
Net Income Available to Common Stockholders	$236.9	$242.5	$192.5
Diluted Shares	106.6	104.5	101.4
Earnings Per Share	$2.22	$2.32	$1.90

Dollars in millions, except EPS

Q1 2022 Highlights

1 **Net Interest Income decreased $1.1 million,** primarily from two fewer business days and the quarterly capture of credit linked notes issued in December 2021

2 **Non-Interest Income decreased $4.1 million,** driven by mark to market losses on equity securities and lower recovery from credit guarantees

- $13.7 billion loan production in Q1 (59% purchase / 41% refinance), down 25% compared to Q4 and 35% to Q1 2021
- Gain on Sale margin[2] of 21 bps in Q1, compared to 28 bps in Q4
- $65.5 billion in servicing portfolio UPB

3 **Salaries and Employee Benefits increased $17.7 million** due to lower cost deferrals, seasonal compensation factors, and increased headcount

4 **Provision for Credit Losses of $9.0 million** primarily due to loan growth

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.
2) Gain on Sale margin represents spread as of the interest rate lock commitment date.

Western Alliance Bancorporation®

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Total Investments and Yield Interest Bearing Deposits and Cost Loans and HFI Yield Deposits, Borrowings & Cost of Liability Funding Net Interest Drivers 5 • Loan yields decreased 5 bps following continued mix shift into residential loans and lower prepayment and PPP fees • Yield on Loans Held for Sale of 3.14%, increased from 3.04% in Q4 • Cost of interest-bearing deposits increased 1 bps, and total cost of funds increased 2 bps to 0.27% due to higher cost on short-term borrowings and qualifying debt $20.9 $21.8 $24.2 $26.3 $28.6 $17.5 $20.1 $21.1 $21.3 $23.5$0.6 $1.8 $2.1 $2.4 $1.7 0.19% 0.27% 0.28% 0.25% 0.27% Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 $20.9 $21.8 $24.2 $26.3 $28.6 0.22% 0.22% 0.21% 0.20% 0.21% Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 $7.9 $7.8 $7.7 $7.5 $8.3 2.37% 2.47% 2.46% 2.51% 2.77% Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Non-Interest Bearing Deposits Total Borrowings Q1 2022 Highlights $28.7 $30.0 $34.8 $39.1 $41.1 $4.8 4.59% 4.48% 4.28% 4.03% 3.98% Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Loans Loans, HFS $4.5 $6.5 Interest Bearing Deposits Interest Bearing Deposits Dollars in billions, unless otherwise indicated Total Investments $5.6

$317.3 $370.5 $410.4 $450.6 $449.5 3.37% 3.51% 3.43% 3.33% 3.32% Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Net Interest Income 6 • Net Interest Income decreased $1.1 million, or 0.2%, over prior quarter primarily due to two fewer business days and interest expense on credit linked notes issued in December 2021 • Average Earning Assets grew $1.2 billion, or 8.5% annualized • NIM decreased 1 bps, driven by greater proportion of earning assets held in cash and loan mix migration to residential loans, partially offset by higher investment and HFS yields • Cash / avg. earning assets increased to 3.7%, compared to 2.3% in Q4 • Avg. securities + cash / avg. earnings assets increased to 17%, compared to 16% in Q4 • Loans, including Loans HFS / avg. earning assets decreased to 83%, down from 84% in Q4 Net Interest Income and Net Interest Margin Average Earning Assets & Average Yield Net Interest Income Net Interest Margin Q1 2022 Highlights Dollars in millions Dollars in billions Cash & Other Securities Loans Held for Sale Loans Average Yield 15% 4%2% $26.7 $28.2 $31.5 $36.6 $39.6 $5.3 $7.3 $9.2 $6.5 $6.5 $7.8 $7.7 $7.6 $7.7 $5.9 $1.9 $1.9 $1.3 $2.0 3.55% 3.77% 3.70% 3.57% 3.58% $39.1 $43.2 $48.4 $54.7 $55.8 Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 14% 11% 71% 14% 17% 67% 17% 68%

Net Interest Income in a Rising Rate Environment 7 Highlights • WAL expects a 6.8% increase in NII under a 100bps rate shock on a static balance sheet • Nearly 57% of loans (ex-HFS) are contractually variable ($23.3 billion) • 72% of variable rate loans have rate floors • 80% of variable rate loans with rate floors are at floors, down from 94% in Q4 • Loans at floors will incrementally come off of floors with successive Federal Funds Rate increases • 84% of loans at floors will move off their floors after 100bps rise in rates Rate Increase Incremental Loan Balance Cumulative Variable Rate Loans Off Floors +25 bps $2.8 billion 25% +50 bps $2.9 billion 51% +75 bps $2.3 billion 72% +100 bps $1.4 billion 84% +150 bps $1.2 billion 95% Rate Floor Schedule NII Sensitivity – Shock Scenario, +200 bps NII Sensitivity – Shock Scenario, +100 bps 6.8% >25% 12 months Static Balance Sheet Growth Balance Sheet 15.4% >40% 12 months Static Balance Sheet Growth Balance Sheet

Expenses and Efficiency1 8 • Efficiency ratio1 increased 230 bps to 44.1% compared to the prior quarter and increased 500 bps from the same period last year • Higher efficiency ratio1 was driven by the modest decline in non interest income and a marginal increase in seasonal salary and employee benefit costs, which were partially offset by lower other expenses Non-Interest Expenses and Efficiency Ratio Dollars in millions $135.0 $244.8 $233.8 $237.8 $248.6 39.1% 47.5% 42.0% 41.8% 44.1% Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Non-Interest Expenses Efficiency Ratio Q1 2022 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures.

Pre-Provision Net Revenue1, Net Income, and ROA 9 • PPNR1 decreased $16.0 million from the prior quarter and increased $105.2 million, or 52.1%, from the same period last year • PPNR ROA1 decreased 13 bps from the prior quarter and increased 7 bps from the same period last year as balance sheet growth outpaced PPNR • ROA decreased 5 bps from the prior quarter and 29 bps from the same period last year PPNR, Net Income & ROA Dollars in millions $202.0 $261.7 $314.7 $323.2 $307.2 $192.5 $223.8 $236.9 $246.0 $240.1 2.03% 2.18% 2.43% 2.23% 2.10% 1.93% 1.86% 1.83% 1.69% 1.64% Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 PPNR Net Income PPNR ROA ROA Q1 2022 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures.

Consolidated Balance Sheet

	Q1-22	Q4-21	Q1-21
Investments & Cash	$10,879	$8,057	$13,235
Loans, HFS	4,762	5,635	-
Loans HFI, net	41,119 1	39,075	28,711
Allowance for Loan Losses	(258)	(253)	(247)
Mortgage Servicing Rights	950	698	-
Goodwill and Intangibles	698	635	298
Other Assets	2,426	2,136	1,400
Total Assets	**$60,576**	**$55,983**	**$43,397**
Deposits	$52,160 2	$47,612	$38,393
Borrowings	1,726 3	2,398	$565
Other Liabilities	1,678	1,010	$726
Total Liabilities	**$55,564**	**$51,020**	**$39,684**
Shareholders' Equity	$5,012 4	$4,963	$3,713
Total Liabilities and Equity	**$60,576**	**$55,983**	**$43,397**
Tangible Book Value Per Common Share[1]	**$37.13** 5	**$37.84**	**$33.02**

Dollars in millions

Q1 2022 Highlights

1. **Loans increased $2.0 billion, or 21.2%** annualized and $12.4 billion, or 43.2% over prior year
2. **Deposits increased $4.5 billion, or 38.7%** annualized and $13.8 billion, or 35.9% over prior year
3. **Borrowings decreased $672 million** over prior quarter from a $675 million reduction in overnight borrowings
4. **Shareholders' Equity increased $49 million** as a function of net income and common stock issuances, offset by dividends and losses on AFS securities recorded in OCI
5. **Tangible Book Value/Share[1] decreased $0.71,** over prior quarter and increased $4.11, or 12.4%, over prior year

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.

Western Alliance Bancorporation®

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Five Quarter Loan Growth and Composition 11 $12.4 Billion Year-Over-Year Growth Quarter-over-quarter loan growth of $2.0 billion driven by (in millions): Residential & Consumer $1,994 CRE, Non-OO 323 Construction & Land 255 Offset by decrease in: C&I (436) CRE, OO (93) Total $2,043 Year-over-year loan growth of $12.4 billion driven by (in millions): Residential & Consumer $8,186 C&I 2,791 CRE, Non-OO 1,168 Construction & Land 510 Offset by decrease in: CRE, OO (247) Total $12,408 $15.1 $14.3 $16.5 $18.3 $17.9 $2.0 $2.0 $2.0 $1.9 $1.8 $5.7 $5.7 $5.9 $6.5 $6.8 $2.8 $2.9 $2.9 $3.0 $3.3 $3.1 $5.1 $7.5 $9.3 $11.3 Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Residential & Consumer Construction & Land CRE, Non-Owner Occupied CRE, Owner Occupied Commercial & Industrial Dollars in billions, unless otherwise indicated Total Loans, HFI $28.7 $30.0 $34.8 $39.1 $41.1 Qtr. Change +$1.6 +$1.3 +$4.8 +$4.3 +$2.0 10.9% 9.6% 19.8% 7.2% 52.5% 43.4% 4.4% 16.7% 8.0% 27.5% Highlights 23.9% 7.7% 16.7% 4.9% 46.8% 1 PPP Payoffs $(228) Warehouse Lending (640) Other NBLs 223 Regional Banking 209 Total C&I Change $(436) Drivers of C&I Change (in millions): 1

$17.5 $20.1 $21.1 $21.4 $23.5 $3.9 $4.2 $5.0 $6.9 $8.3 $15.3 $15.8 $17.4 $17.3 $18.5 $1.7 $1.8 $1.8 $2.0 $1.8 Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 CDs Savings and MMDA Interest Bearing DDA Non-Interest Bearing DDA Five Quarter Deposit Growth and Composition 12 $13.8 Billion Year-Over-Year Growth Quarter-over-quarter deposit growth of $4.5 billion driven by (in millions): Non-Interest Bearing DDA $2,167 Interest-Bearing DDA 1,344 Savings and MMDA 1,274 Offset by decrease in: CD (238) Total $4,547 Year-over-year deposit growth of $13.8 billion driven by (in millions): Non-Interest Bearing DDA $5,977 Interest-Bearing DDA 4,375 Savings and MMDA 3,277 CDs 137 Total $13,766 Dollars in billions, unless otherwise indicated Total Deposits $38.4 $41.9 $45.3 $47.6 $52.1 Qtr. Change +$6.5 +$3.5 +$3.4 +$2.3 +$4.5 4.4% 39.8% 10.1% 45.7% 45.1% 15.8% 35.6% 3.5% Highlights 4.3% 36.3% 14.5% 44.9%

$474 $405 $364 $331 $350 1.65% 1.35% 1.05% 0.85% 0.85% Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 $4 $4 $12 $12 $12 $114 $96 $78 $72 $91 $163 $138 $175 $216 $262 Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Asset Quality 13 • Total Classified Assets of $365 million (60 bps to Total Assets) increased $64 million in Q1 • Classified Assets increased due to temporary impact of Omicron variant • Non-Performing Loans + OREO of $103 million (17 bps to Total Assets) increased by $19 million in Q1 • Borrowers remain stable, liquid and supported • Special Mention loans of $350 million (85 bps to Funded Loans) remain flat as percentage to Funded Loans • Over last 5+ years, less than 1% of Special Mention loans have migrated to loss Special Mention Loans Dollars in millions Classified Assets Special Mention Loans Asset Quality Ratios OREO Non-Performing Loans Classified Accruing Assets $281 $238 $265 $301 SM to Funded Loans 0.65% 0.49% 0.50% 0.54% 0.60% 0.27% 0.20% 0.17% 0.15% 0.17% Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Classified Assets to Total Assets Non-Performing Loans + OREO to Total Assets Q1 2022 Highlights $365

Credit Losses and ACL Ratios

Allowance for Credit Losses


$33
$9
$247
$31
$6
$233
$32
$5
$247
$37
$5
$253
$43
$3
$258
Q1-21
Q2-21
Q3-21
Q4-21
Q1-22
Allowance for Loan & Lease Losses
Unfunded Loan Commits.1
HTM Securities

Gross Charge-offs and Recoveries


Gross Charge Offs
Recoveries
$2.1
($0.7)
$2.3
($2.2)
$3.3
($0.3)
$3.9
($2.5)
$2.6
($2.4)
Q1-21
Q2-21
Q3-21
Q4-21
Q1-22

Loan ACL Adequacy Ratios[2]


0.97%
0.97%
0.93%
0.88%
0.85%
0.80%
0.89%
0.74%
0.84%
0.73%
Q1-21
Q2-21
Q3-21
Q4-21
Q1-22
Total Loan ACL/Funded Loans Less Covered CLN Loans
Total Loan ACL/Funded Loans3

Dollars in millions

Q1 2022 Highlights

- **Provision expense of $9.0 million**, driven by strong loan growth
- Total Loan ACL / Funded Loans decreased 1 bps to 0.73% in Q1 as a result of continued loan growth in low loss segments
  - **Total Loan ACL[4] / Funded Loans less loans covered by credit linked notes is 0.84%**
- **Net Charge-Offs of $0.2 million, approximately 0 bps**, compared to $1.4 million, 2 bps, in Q4

Western Alliance Bancorporation®

1) Included as a component of other liabilities on the balance sheet.
2) Total Loan ACL includes allowance for unfunded commitments.
3) Ratio includes an allowance for credit losses of $9.5 million as of March 31, 2022 related to an $5.4 billion pool of loans covered under 2 separate credit linked notes.
4) This is a non-GAAP ratio, refer to slide 2 for further discussion of Non-GAAP financial measures.

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Capital Accumulation 15 Regulatory Capital Levels • Exceed “well-capitalized” levels and are stable after the initial impact of the AmeriHome transaction • CET1 at 9.0% Tangible Common Equity / Tangible Assets1 • TCE / TA decreased 600 bps from the prior quarter to 6.7% due to asset growth and AOCI loss impact Capital Actions • Issued $108 million of common stock (1.3 million shares) under ATM program Robust Common Capital Levels Regulatory Capital 10.3% 9.2% 8.7% 9.1% 9.0% 7.9% 7.1% 6.9% 7.3% 6.7% Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 CET1 Ratio TCE/TA1 Q1 2022 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures Total RBC RatioTier 1 RatioLeverage Ratio 8.8% 7.3% 7.9% 7.8% 8.0% 10.6% 9.4% 9.6% 9.9% 9.8% 12.6% 12.8% 12.6% 12.3% 12.0% Q1-21 Q2-21 Q3-21 Q4-21 Q1-22

Tangible Book Value Growth 16 Tangible Book Value per Share1 • TBVPS decreased $0.71 to $37.13 from prior quarter • Increased 12.4% year-over-year • Decreased 1.9% quarter-over-quarter, non-annualized • 18.6% CAGR since year end 2016 • TBVPS has increased 2.5x that of peers over the last 5 years • Quarterly common stock cash dividend of $0.35 per share Long-Term Growth in TBV per Share1 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures 2) MRQ is Q1-22 for WAL and Q4-21 for WAL Peers Note: Peers consist of 29 major exchange traded US banks with total assets between $25B and $150B as of December 31, 2021, excluding target banks of pending acquisitions; S&P Global Market Intelligence. 2016 2017 2018 2019 2020 2021 MRQ WAL WAL with Dividends Added Back Peer Avg Peer Avg with Dividends Added Back 2 165% 145% 58% 70%

Management Outlook Balance Sheet Growth Net Interest Income Pre-Provision Net Revenue Capital and Liquidity 17

Questions & Answers